     As filed with the Securities and Exchange Commission on April 29, 2002


  CONFIDENTIAL PURSUANT TO RULE 14a-6(e)(2), FOR THE USE OF THE COMMISSION ONLY

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 ---------------

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|X|  Preliminary Proxy Statement
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
|_| Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
                                 ---------------

                               CORDIA CORPORATION
                (Name of Registrant as Specified in Its Charter)
                     (Name of Person Filing Proxy Statement)

                                 ---------------

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid: $
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                               CORDIA CORPORATION
                              54 Danbury Road #370
                          Ridgefield, Connecticut 06877



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                                                     May 9, 2002

To the Stockholders of Cordia Corporation:

         Notice is hereby given that the Annual Meeting of Stockholders of Cordia Corporation, a Nevada corporation (the "Company"), will be held at 1055 Portion Road, Farmingville, New York 11738 on May 28, 2002 at 10 A.M., New York City time, for the following purposes:

         1. To elect three (3) directors to the Board of Directors for the ensuing year;

         2. To approve an amendment to the Company's Articles of Incorporation to effect a stock combination, or reverse stock split, pursuant to which every five shares of the Company's outstanding common stock would be exchanged for one new share of common stock; and

         3. To consider and act upon such other business as may properly come before the meeting.


         Only stockholders of record at the close of business on May 6, 2002 will be entitled to vote at the Annual Meeting.

         Whether or not you expect to attend the Annual Meeting, please mark, sign and promptly return the enclosed proxy in the postpaid envelope provided. If you receive more than one proxy because your shares are registered in different names or addresses, each such proxy should be signed and returned so that all your shares will be represented at the meeting.

                                              Sincerely,


                                              Wesly Minella,
                                              Secretary

                               CORDIA CORPORATION
                              54 Danbury Road #370
                          Ridgefield, Connecticut 06877


                                 PROXY STATEMENT


         This Proxy Statement is furnished to stockholders of Cordia Corporation, a Nevada corporation (the "Company"), in connection with the solicitation, by order of the Board of Directors of the Company, of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, May 28, 2002, at 1055 Portion Road, Farmingville, New York 11738 at 10 A.M., New York City time, and at any adjournment or adjournments thereof (the "Annual Meeting"). The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. This Proxy Statement and the enclosed proxy card were first mailed to stockholders of the Company on or about May 9, 2002, accompanied by the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, and the Company incorporates the contents of such report herein by reference thereto.

         At the Annual Meeting, the following matters will be considered and voted upon:

         1. Election of three (3) directors to the Board of Directors for the ensuing year;

         2. To approve an amendment to the Company's Articles of Incorporation to effect a stock combination, or reverse stock split, pursuant to which every five shares of the Company's outstanding common stock would be exchanged for one new share of common stock; and

         3.   Such other business as may properly come before the meeting.


Voting and Revocation of Proxies; Adjournment

         All of the voting securities of the Company represented by valid proxies, unless the stockholder otherwise specifies therein or unless revoked, will be voted FOR the election of the persons nominated as directors, FOR the proposed amendment to the Company's Articles of Incorporation, and at the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting. The Board of Directors does not know of any matters to be considered at the Annual Meeting other than the other proposals set forth above.

         If a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. Any stockholder has the power to revoke such stockholder's proxy at any time before it is voted. A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

         A plurality of the votes cast at the Annual Meeting by the stockholders entitled to vote is required to elect the director nominees; a majority of all outstanding shares of the Company's common stock is required to approve the proposed amendment to the Company's Articles of Incorporation; and a majority of the votes cast at the Annual Meeting by the stockholders entitled to vote is required to take any other action. In the event that sufficient votes in favor of any of the matters to come before the meeting are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of any such proposed adjournment or adjournments.

Solicitation

         The solicitation of proxies pursuant to this Proxy Statement will be primarily by mail. In addition, certain directors, officers or other employees of the Company may solicit proxies by telephone, telegraph, mail or personal interviews, and arrangements may be made with banks, brokerage firms and others to forward solicitation material to the beneficial owners of shares held by them of record. No additional compensation will be paid to directors, officers or other employees of the Company for such services. The total cost of any such solicitation will be borne by the Company and will include reimbursement of brokerage firms and other nominees.

Quorum and Voting Rights

         The Board of Directors of the Company has fixed May 6, 2002 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Holders of record of shares of common stock, par value $.001 (the "Common Stock"), at the close of business on the Record Date will be entitled to one vote for each share held. The presence, in person or by proxy, of the holders of a majority of the outstanding voting securities entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Common Stock Owned by Directors, Officers and Other Beneficial Owners

         The following table sets forth, as of March 15, 2002, the names, addresses and number of shares of Common Stock beneficially owned by all persons known to the management of the Company to be beneficial owners of more than 5% of the outstanding shares of Common Stock, and the names and number of shares beneficially owned by all directors of the Company and all executive officers and directors of the Company as a group (except as indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned):

                                                                  Shares Beneficially     Percent of Outstanding
Name and Address                                                        Owned(1)              Common Stock(2)
----------------                                                  -------------------     ----------------------
Geils Ventures LLC................................................   10,990,500(3)                 40.0%
54 Danbury Road, #318
Ridgefield, Connecticut

Eel Point Partners Inc............................................   10,475,000(4)                 38.1
1055 Portion Road
Farmingville, New York  11738

Craig Gironda.....................................................      530,000(5)                  1.9

John Scagnelli....................................................      120,000(6)                   *

Wesly Minella.....................................................      100,000(7)                   *

All directors and executive officers of the
  Company as a group (three individuals)..........................      750,000                     2.7%


------------------
* Less than 1%.

(1) For purposes of this table, information as to the beneficial ownership of shares of common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Except as otherwise indicated, all shares of our common stock are beneficially owned, and sole investment and voting power is held, by the person named. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock which such person has the right to acquire within 60 days after the date hereof. The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

(2) All percentages are calculated based upon a total number of 27,454,009 shares of Common Stock outstanding as of April 1, 2002, plus, in the case of the individual or entity for which the calculation is made, that number of options or warrants owned by such individual or entity that are currently exercisable or exercisable within 60 days.

(3) Includes (i) 725,000 shares of Common Stock owned by Zoom2Net Corp., (ii) 91,250 shares of Common Stock, and a currently exercisable warrant to purchase 30,000 shares of Common Stock, owned by Lynn Minella, (iii) 1,250 shares of Common Stock owned by Alexander G. Minella, (iv) 15,500 shares of Common Stock owned by Alexander C. Minella, (v) 15,000 shares of Common Stock owned by Lauren Minella, (vi) 12,500 shares of Common Stock owned by Pursuit Holdings Corp. and (vii) 100,000 shares of Common Stock owned by Carl Carman. As a result of the beneficial ownership of the outstanding capital stock by the individuals and entity listed above, Geils Ventures LLC may be deemed to be the beneficial owner of such shares of Common Stock.

(4) Includes (i) a currently exercisable warrant to purchase 50,000 shares of Common Stock, (ii) 1,250,000 shares of Common Stock owned by Melanie Minella, (iii) 250,000 shares of Common Stock owned by Claire Minella, (iv) 250,000 shares of Common Stock owned by Heather Minella and (v) 50,000 shares of Common Stock owned by Robin Marshlow. As a result of the beneficial ownership of the outstanding capital stock by the individuals listed in clauses (ii) - (v), Eel Point Partners may be deemed to be the beneficial owner of such shares of Common Stock.

(5) Includes currently exercisable options to purchase 130,000 shares of Common Stock and 400,000 shares of Common Stock. Does not include options to purchase 200,000 shares of Common Stock which have yet to vest.

(6) Includes currently exercisable options to purchase 100,000 shares of Common Stock, a currently exercisable warrant to purchase 10,000 shares of Common Stock and 10,000 shares of Common Stock.

(7) Consists of currently exercisable options to purchase 100,000 shares of Common Stock.


                              ELECTION OF DIRECTORS
                                 (Proxy Item 1)

         The Revised Bylaws of the Company provide that the Company shall not have less than three directors. Subject to the foregoing limitation, such number may be fixed from time to time by action of the Board of Directors or of the stockholders. Each director shall hold office until the next annual meeting of stockholders or until removed. However, if the term expires, such director shall continue to serve until his successor shall have been elected and qualified, or until there is a decrease in the number of directors.

         Except where the authority to do so has been withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the nominees to the Board of Directors listed below to serve until the date of the next annual meeting and until their successors are duly elected and qualified. Although the directors of the Company have no reason to believe that the nominees will be unable or decline to serve, in the event that such a contingency should arise, the accompanying proxy will be voted for a substitute (or substitutes) designated by the Board of Directors.

         The following table sets forth certain information regarding the director nominees:


                                  Principal Occupation for Past Five Years and
Name                     Age      Current Public Directorships or Trusteeships
----                    -----     --------------------------------------------
Craig Gironda            45       Director since March 2001 and Chief Executive Officer and President since
                                  December 2000. From June 1999 to January 1, 2001, Mr. Gironda served as the Chief
                                  Executive Officer and President of RiderPoint, Inc., which is now a subsidiary of the Company. In that capacity, he developed a comparative rating insurance program, negotiated contracts with various insurance carriers, and marketed and sold insurance policies. From March 1995 to May 1999, Mr. Gironda served as Vice
                                  President of Marketing at WPI Corp., a warranty company that provided service contracts to the powersport industry. As such, he created warranty programs and marketing materials with respect to the coverage and pricing of insurance policies.

Wesly Minella            36       Director since March 2001. Since September 1999, Mr. Minella has served as Vice
                                  President of Operations of  Essex Communications (a subsidiary of eLEC
                                  Communications Corp.), a competitive local exchange company that provides local and long distance telecommunications and data services throughout the United
                                  States. In that capacity, Mr. Minella supervises the provisioning and customer care operations. From November 1998 to September 1999, Mr. Minella served as the
                                  Production Manager of Jack Frost Sugars, Inc., one of the largest refiners and distributors of sugar in the United States. From April 1994 to November 1998, Mr.
                                  Minella served as a Logistics Coordinator for Krasdale Foods Inc, a wholesale and retail food distributor. From July 1997 to August 2000, Mr. Minella was a member of the Board of Directors and Secretary of Access One Communications, Inc.

John Scagnelli           48       Director and Chairman of the Board since December 2000.  Mr. Scagnelli has 22 years experience in the data processing industry.  Since September 1999, Mr.
                                  Scagnelli has served as the Sales Director for Hyperion Solutions, Inc. where he sells business analysis applications.  From July 1997 to June 1999, Mr. Scagnelli served as Regional Vice President for sales at HIE, Inc., an enterprise software solution provider.  From January 1994 to June 1997, Mr. Scagnelli was District
                                  Manager of Sales in New York, New Jersey and Pennsylvania for Sterling Software,
                                  Inc., an enterprise software company.


Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities ("10% Stockholders"), to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and 10% Stockholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such reports received by the Company, the Company believes that for the fiscal year 2001, all
Section 16(a) filing requirements applicable to its officers, directors and 10% Stockholders were complied with.

Board Meetings and Committees; Management Matters

         The Board of Directors held four meetings during the fiscal year ended December 31, 2001. Each director attended at least 75% of the Board and Committee meetings of which he was a member during such time as he served as a director. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Nevada. No fees are paid to directors for attendance at meetings of the Board.

         On April 17, 2001, the Board of Directors established an Audit Committee composed of John Scagnelli and Wesly Minella. The Audit Committee members are independent directors as defined by Nasdaq. The Audit Committee reviews with the Company's auditors the audited financial statements of the Company and any other audit-related issues and reviews with the Company's management the unaudited quarterly numbers during the year. The Audit Committee is governed by a written charter approved by the Board of Directors. During the fiscal year ended December 31, 2001, the Audit Committee held five meetings.

         The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by SAS61 (Codification of Statements on Auditing Standards, AV ss.380) and has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountant the independent accountant's independence.

         The Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, for filing with the Commission.

Vote Required

         A plurality of the votes cast at the Annual Meeting by the stockholders entitled to vote is required to elect the director nominees. The Directors recommend a vote FOR the election of each of the director nominees.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

         The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the Company's chief executive officer and each of the other four most highly compensated executive officers who were serving as executive officers at December 31, 2001 (collectively referred to as the "Named Executives").


                           Summary Compensation Table

                                                                                                        Long-Term
                                        Annual Compensation                                        Compensation Awards
                                        -------------------                                        -------------------
Name and                       Fiscal                                  Other Annual                             All Other
Principal Position              Year        Salary($)    Bonus($)      Compensation ($)       Options(#)       Compensation
------------------             ------       ---------    --------      ----------------       ----------       ------------
Craig Gironda(1)                2001       $ 85,000        None             None              330,000(2)           None
                                2000           None        None             None                 None              None
                                1999             --         --               --                   --                --

Keith Minella(3)                2001       $191,000        None             None                 None              None
                                2000             --         --               --                   --                --
                                1999             --         --               --                   --                --

R. Scott Conant(4)              2001       $170,000        None             None                 None              None
                                2000             --         --               --                   --                --
                                1999             --         --               --                   --                --

-----------------
(1) Mr. Gironda has been Chief Executive Officer and President of the Company since December 2000.

(2) Mr. Gironda was issued options to purchase 330,000 shares of Common Stock on January 5, 2001. Of these options, options to purchase 30,000 were exercisable immediately and options to purchase another 100,000 shares vested on January 5, 2002.

(3) Mr. Minella is the General Manager of ISG Group, Inc., a subsidiary of the Company.

(4) Mr. Conant is the President of ISG Group, Inc., a subsidiary of the Company.

Stock Option Grants

         The following table sets forth individual grants of stock options made by the Company during fiscal 2001 to each of the Named Executives:

                                       Number of                  Percent of Total            Exercise or
                                 Securities Underlying         Options/SARs Granted to        Base Price        Expiration
        Name                    Options/SARs Granted(1)      Employees in Fiscal Year(2)       ($/Share)           Date
        ----                    -----------------------      ---------------------------      ------------      -----------
Craig Gironda                            330,000(3)                     17.4%                    $1.50          01/05/2011


R. Scott Conant                          150,000(4)                     7.9%                     $1.50          01/09/2011


------------------
(1)  The Company granted no SARs in fiscal 2001.

(2) In fiscal 2001, the Company granted options to purchase 1,895,000 shares of Common Stock to certain officers, directors, employees and consultants.

(3) Mr. Gironda's stock options to purchase 330,000 shares of Common Stock vest over a three-year period starting in 2002.

(4) Mr. Conant's stock options to purchase 150,000 shares of Common Stock vest over a three -year period starting in 2002.

Stock Option Exercises

         In fiscal 2001, the Named Executives did not exercise any options to purchase shares of Common Stock.

Board of Directors Compensation

         The Company does not currently compensate directors for service on the Board of Directors.

Report on Executive Compensation

         The Board of Directors determines the compensation of the Chief Executive Officer and President and sets policies for and reviews with the Chief Executive Officer and President the compensation awarded to the other principal executives, if any. The compensation policies utilized by the Board of Directors are intended to enable the Company to attract, retain and motivate executive officers to meet Company goals using appropriate combinations of base salary and incentive compensation in the form of stock options. Generally, compensation decisions are based on contractual commitments, if any, as well as corporate performance, the level of individual responsibility of the particular executive and individual performance. During the fiscal year ended December 31, 2001, the Company's only executive officer was Craig Gironda.

         Salaries. Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the Company's industry.

The Company believes that its salaries are below average as compared to its competitors. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, particularly with respect to the ability to manage the growth of the Company, the length of the executive's service to the Company and any increased responsibilities assumed by the executive.

         Stock Incentives. Stock incentives may be granted, subject to the adoption of the Plan by the stockholders, by the Board of Directors, in their sole discretion, to officers and employees of the Company to reward outstanding performance during the prior fiscal year and as an incentive to continued outstanding performance in future years. In evaluating the performance of officers and employees other than the Chief Executive Officer and President, the Board of Directors consults with the Chief Executive Officer and President and others in management, as applicable. In an effort to attract and retain highly qualified officers and employees, stock incentives may also be granted by the Board of Directors, at its sole discretion, to newly-hired officers and employees as an inducement to accept employment with the Company.

         Compensation of Chief Executive Officer and President. Craig Gironda assumed the duties of Chief Executive Officer and President of the Company in December 2000. In an effort to provide Mr. Gironda with incentives to grow the business of the Company and to further align the compensation of Mr. Gironda with the interests of stockholders, on January 5, 2001, the Board of Directors granted Mr. Gironda incentive stock options to purchase 330,000 shares of Common Stock at an exercise price of $1.50 per share. Such options will vest over a three-year period.

Board of Directors Interlocks and Insider Participation in Compensation
Decisions

         No such interlocks existed or such decisions were made during fiscal year 2001.

Certain Relationships and Related Transactions

         The Company believes that all purchases from or transactions with affiliated parties were on terms and at prices substantially similar to those available from unaffiliated third parties.

         During the last three years, the Company has borrowed an aggregate of approximately $366,000 from Geils Ventures LLC, a stockholder of the Company. Such loans bear interest at a rate of 12% per annum and are payable on demand. During 2001, the Company repaid approximately $311,000 of loans payable to Geils Ventures LLC and related accrued interest of $26,000 in exchange for eLEC Communications Corp. common stock having a fair market value of approximately $101,000. As of April 15, 2002, the Company had loans payable to Geils Ventures LLC of approximately $55,000.

                     AMENDMENT OF ARTICLES OF INCORPORATION
                                 (Proxy Item 2)

          The Company's Board of Directors has unanimously adopted a resolution approving, and recommending to the Company's stockholders for their approval, a proposal to amend the Company's Articles of Incorporation to effect a five-for-one reverse stock split of the Company's outstanding shares of Common Stock. If the reverse split is approved, the Board of Directors will have authority, without further stockholder approval, to effect the reverse split pursuant to which each five shares of Common Stock owned by a stockholder (the "old shares") would be exchanged for one new share (the "new shares"). The number of old shares for which each new share is to be exchanged is referred to as the "exchange number". The reverse split will be effected simultaneously for all shares of Common Stock and the exchange number will be the same for all shares of Common Stock. Upon effectiveness of the reverse split, each option or warrant right for Common Stock would entitle the holder to acquire a number of shares equal to the number of shares which the holder was entitled to acquire prior to the reverse split divided by the exchange number at the exercise price in effect immediately prior to the reverse split, multiplied by the exchange number.

         The Board of Directors of the Company will have the authority to determine the exact timing of the effective date of the reverse split, without further stockholder approval. Such timing will be determined in the judgment of the Board of Directors.

         The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the reverse split, if, at any time prior to filing the amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, the Board of Directors, in its sole discretion, determines that the reverse split is no longer in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the reverse split including, but not limited to,

         o   overall trends in the stock market;

         o recent changes and anticipated trends in the per share market price of the Common Stock, business and transactional developments;

         o   the Company's actual and projected financial performance; and

         o   the Company's anticipated merger with another entity.

         The reverse split will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the Company's issuance of additional shares in lieu of fractional shares as described below. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Reasons for the Reverse Stock Split

         At meetings held during April 2002, the Board reviewed the Company's current business and financial performance and the recent trading range of the Company's common stock. The Board determined that a reverse stock spit was desirable in order to achieve the following benefits, each of which is described below in more detail:

         o encourage greater investor interest in the Common Stock by making the stock price more attractive to the many investors, particularly institutional investors, who refrain from investing in stocks that trade below $5.00 per share; and

         o reduce trading fees and commissions incurred by stockholders, since these costs are based to a significant extent on the number of shares traded.

Encourage greater investor interest in the Company's common stock

         The Board of Directors believes that the reverse stock split will encourage greater interest in the Company's Common Stock by the investment community. The Board of Directors believes that the current market price of the Common Stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investing in such stocks. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. If effected, the reverse stock split would reduce the number of outstanding shares of Common Stock and increase the trading price of the Common Stock. The Board of Directors believes that raising the trading price of the Common Stock will increase the attractiveness of the Common Stock to the investment community and possibly promote greater liquidity for the Company's existing stockholders.

Reduce trading fees and commissions incurred by Stockholders

         Because broker commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock, in the absence of the reverse stock split, may continue to result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price was substantially higher. This factor may further limit the willingness of institutions to purchase the Common Stock at its current market price.

Certain Effects of the Reverse Stock Split

         The following tables illustrate the principal effects of the reverse split on the Common Stock:

                                                                         Prior to Reverse           After Reverse
                                                                           Stock Split               Stock Split
                                                                         -----------------          -------------
Number of shares of Common Stock:
   Authorized...................................................           100,000,000                100,000,000
   Outstanding(1)...............................................            27,229,009                  5,445,802
   Available for future issuance(2).............................            72,770,991                 94,554,198

Financial Data(3):

Stockholders' Equity:
   Common stock.................................................        $       27,229             $        5,446
   Capital in excess of par value...............................             2,858,655                  2,880,438
   Accumulated deficit..........................................            (3,716,395)                (3,716,395)
   Total stockholders' equity...................................              (830,511)                  (830,511)

Net (loss) per share:

Year ended December 31, 2001....................................        $         (.06)            $         (.31)
Book value per common share.....................................                  (.03)                      (.15)


------------------
(1) Gives effect to the reverse split as if it occurred on December 31, 2001, subject to further adjustment.

(2) Upon effectiveness of the reverse split, the number of authorized shares of Common Stock that are not issued or outstanding would increase, as reflected in this table. Although this increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors of the Company or contemplating a tender offer or other transaction for the combination of the Company with another entity), the reverse split proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders. Other than the reverse split proposal, the Board does not currently contemplate recommending the adoption of any other amendments to the Company's Articles of Incorporation that could be construed to affect the ability of third parties to take over or change control of the Company.

(3) Balance sheet data gives effect to the reverse split as if it occurred on December 31, 2001, subject to further adjustment.

         Stockholders should recognize that if the reverse split is effectuated they will own a fewer number of shares than they presently own, equal to the number of shares owned immediately prior to the filing of the amendment divided by the exchange number. While the Company expects that the reverse split will result in an increase in the market price of the Common Stock, there can be no assurance that the reverse split will increase the market price of the Common Stock by a multiple equal to the exchange number or result in the permanent increase in the market price, which is dependent upon many factors, including the Company's performance and prospects. Also, should the market price of the Common Stock decline, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of the Company's stockholders who own odd lots, that is, less than 100 shares. Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

Procedure for Effecting the Reverse Split and Exchange of Stock Certificates

          If the amendment is approved by the stockholders, and if the Board of Directors still believes that the reverse split is in the best interests of the Company and its stockholders, the Company will file the amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada at such time as the Board has determined the appropriate effective time for such split. The reverse split will become effective on the date of filing the amendment (the "effective date"). Beginning on the effective date, each certificate representing old shares will be deemed for all corporate purposes to evidence ownership of new shares.

         As soon as practicable after the effective date, stockholders will be notified that the reverse split has been effected. The Company's transfer agent will act as exchange agent for the reverse split for purposes of implementing the exchange of stock certificates. Holders of old shares will be asked to surrender to the exchange agent certificates representing old shares in exchange for certificates representing new shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

Fractional Shares

         No scrip or fractional certificates will be issued in connection with the reverse split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of old shares not evenly divisible by the exchange number, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to receive one whole share of common stock in lieu of a fractional share.

Dissenters' Rights

         Under Nevada law, stockholders are not entitled to dissenter's rights with respect to the proposed amendment.

Federal Income Tax Consequences of the Reverse Split

         The following is a summary of certain material federal income tax consequences of the reverse split, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the old shares were, and the new shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended, generally, property held for investment. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT.

         No gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of old shares for new shares pursuant to the reverse split. The aggregate tax basis of the new shares received in the reverse split, including any fraction of a new share deemed to have been received, will be the same as the stockholder's aggregate tax basis in the old shares exchanged therefor. The stockholder's holding period for the new shares will include the period during which the stockholder held the old shares surrendered in the reverse split.

Vote Required and Recommendation

         The Board of Directors of the Company unanimously recommends a vote FOR the proposed amendment to the Company's Articles of Incorporation and the reverse split proposal. The affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote on this proposal will be required for approval of the amendment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Cipolla Sziklay Zak & Co., LLC ("Cipolla") served as the Company's independent public accountants for the fiscal year ended December 31, 2001. A representative of Cipolla is expected to attend the Annual Meeting, and such representative will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions from stockholders.

         Audit Fees. Through April 15, 2002, Cipolla billed the Company $50,975 for the independent audit of the Company's consolidated financial statements for fiscal 2001.

         Other Fees. Cipolla has billed the Company $16,500 for other professional services rendered for the most recent fiscal year.


                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended for presentation at the 2003 Annual Meeting of Stockholders and intended to be included in the Company's Proxy Statement and form of proxy relating to that meeting must be received at the offices of the Company by January 9, 2003.


                                 OTHER BUSINESS

         Other than as described above, the Board of Directors knows of no matters to be presented at the Annual Meeting, but it is intended that the persons named in the proxy will vote your shares according to their best judgment if any matters not included in this Proxy Statement do properly come before the meeting or any adjournment thereof.


                                  ANNUAL REPORT

         The Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, including financial statements, is being mailed herewith. If for any reason you do not receive your copy of the Report, please contact Wesly Minella, Secretary of the Company, at 54 Danbury Road #370, Ridgefield, Connecticut 06877 and another copy will be sent to you.


                                      By Order of the Board of Directors,



                                      Wesly Minella,
                                      Secretary

Dated: May 9, 2002
       Ridgefield, Connecticut

                                 REVOCABLE PROXY
                               CORDIA CORPORATION

+ ------+
|       |      PLEASE MARK VOTES
|   X   |      AS IN THIS EXAMPLE
|       |
+ ------+




     The undersigned hereby appoint(s) John Scagnelli and Craig Gironda, or any of them, lawful attorneys and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders of Cordia Corporation to be held at 1055 Portion Road, Farmingville, New York 11738 on Tuesday, May 28, 2002 at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote the number of votes the undersigned would be entitled to vote if personally present.

     The Board of Directors recommends a vote "FOR" the proposals set forth below.




                                        -----------------------------
Please be sure to sign and date         Date
this Proxy in the box below.
---------------------------------------------------------------------
Stockholder sign above   Co-holder (if any) sign above

---------------------------------------------------------------------

                                             With-   For All
                                    For      hold    Except
PROPOSAL 1:
                                    [  ]     [  ]     [  ]

The Election of Directors:


Craig Gironda, Wesly Minella and John Scagnelli

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

----------------------------------------------------

                                       For     Against   Abstain

                                       [  ]     [  ]     [  ]

PROPOSAL 2: Proposal to amend the
Company's Articles of Incorporation
to effect a five-for-one reverse
stock split of the Company's
outstanding common stock.




     In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

     This proxy when properly executed will be voted in the manner described herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the Proposals set forth herein. Any prior proxy is hereby revoked.

                               CORDIA CORPORATION

Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.



                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY